UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 22, 2015
Date of Report (Date of earliest event reported)

NOVATEL WIRELESS, INC. (Exact name of registrant as specified in its charter)

Delaware	000-31659	86-0824673
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification number)

9645 Scranton Road San Diego, CA 92121
(Address of Principal Executive Offices) (Zip Code)
(858) 812-3400
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 22, 2015, Dr. Slim Souissi, President and Chief Operations Officer of Novatel Wireless, Inc. (the “Company”), notified the Company that he was terminating his employment with the Company effective as of June 11, 2015. Dr. Souissi joined the Company in 2000 and has served in various technical senior management capacities during his 15 year tenure. Most recently, Dr. Souissi served as an effective bridge in helping transform Novatel Wireless from a mobile computing hardware company, primarily centered around its MiFi devices, to a more diversified and faster growing company that is focused on leveraging its MiFi expertise into new markets in the Internet of Things (IoT). Dr. Souissi has indicated that he does not have present plans to join another company.

Following Dr. Souissi’s departure, the executive officers of the Company will be:

•	Alex Mashinsky, who became Chief Executive Officer in June 2014;

•	Michael Newman, who became Chief Financial Officer in September 2014;

•	Stephen Sek, who became Senior Vice President and Chief Technology Officer in March 2015;

•	John Carney, who became Executive Vice President of Sales and Marketing in April 2015; and

•	Lance Bridges, who became Senior Vice President and General Counsel in May 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVATEL WIRELESS, INC.

Date: May 27, 2015	By:	/s/ Michael A. Newman
Michael A. Newman
Executive Vice President, Chief Financial Officer and Secretary